EXHIBIT 2.1

AMENDMENT NO. 1

TO

BUSINESS COMBINATION AGREEMENT

by and among

PANTAGES CAPITAL ACQUISITION CORPORATION,

as Purchaser,

JINCHENG YAO,

in the capacity as Seller Representative,

HORIZON MINING LIMITED,

as Pubco,

HORIZON MERGER 1 LIMITED,

as Merger Sub,

HORIZON MINING SPV PTY LTD,

as Tenement SPV,

and

MACMINES AUSTASIA PTY LTD,

as the Company

Dated as of April 14, 2026

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AMENDMENT NO. 1

TO

BUSINESS COMBINATION AGREEMENT

THIS AMENDMENT NO. 1 TO BUSINESS COMBINATION AGREEMENT (this “Amendment”) is made and entered into as of April 14, 2026, by and among: (i) Pantages Capital Acquisition Corporation, a Cayman Islands exempted company (“Purchaser”), (ii) MacMines Austasia Pty Ltd, an Australian proprietary company limited by shares (the “Company”), (iii) HORIZON MINING LIMITED, a Cayman Islands exempted company (“Pubco”), (iv) HORIZON MERGER 1 LIMITED, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), (v) Horizon Mining SPV Pty Ltd, an Australian proprietary company limited by shares and a wholly owned subsidiary of the Company (“Tenement SPV”), and (vi) Jincheng Yao, an individual (“Seller Representative”). Purchaser, the Company, Pubco, Merger Sub, Tenement SPV and Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, the Parties entered into that certain Business Combination Agreement on November 18, 2025 (the “Agreement”);

WHEREAS, pursuant to Section 11.19 of the Agreement, the Agreement may be amended, supplemented or modified by execution of a written instrument signed by each of the Parties; and

WHEREAS, the Parties wish to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

AGREEMENT:

1.	Each of the Parties hereby agrees that Section 8.1(h) of the Agreement is hereby amended and restated in its entirety as follows: “[Intentionally Omitted.]”

2.	Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

3.

Except as expressly waived, modified, and superseded by this Amendment, the terms, representations, warranties, covenants and other provisions of the Agreement are and shall continue to be in full force and effect in accordance with their respective terms. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall form an integral and inseparable part of the Agreement, and the Agreement and this Amendment shall be read and construed together as one agreement and supersedes all prior agreements, arrangements, contracts, discussions, negotiations, undertakings and understanding, whether written or oral, among the Parties with respect to the matters specified herein. From and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind of nature (other than in this Amendment or as otherwise expressly provided) will be deemed to mean the Agreement, as amended by this Amendment, whether or not this Amendment is expressly referenced (it being understood that all references to “the date hereof” or “the date of this Agreement” shall continue to refer to November 18, 2024).

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by a duly authorized representative as of the date first written above.

Purchaser:

PANTAGES CAPITAL ACQUISITION CORPORATION

By:	/s/ William W. Snyder
Name:	William W. Snyder
Title:	Chief Executive Officer

Pubco:

HORIZON MINING LIMITED

By:	/s/ Jincheng Yao
Name:	Jincheng Yao
Title:	Director

Merger Sub:

HORIZON MERGER 1 LIMITED

By:	/s/ Jincheng Yao
Name:	Jincheng Yao
Title:	Director

Seller Representative:

JINCHENG YAO

By:	/s/ Jincheng Yao

[Signature Page to Amendment No. 1 to Business Combination Agreement]

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by a duly authorized representative as of the date first written above.

Company:

MACMINES AUSTASIA PTY LTD

By:	/s/ Yingyi Cheng
Name:	Yingyi Cheng
Title:	Director

By:	/s/ Xiangwei Fei
Name:	Xiangwei Fei
Title:	Director

Tenement SPV:

HORIZON MINING SPV PTY LTD

By:	/s/ Yingyi Cheng
Name:	Yingyi Cheng
Title:	Director

By:	/s/ Xiangwei Fei
Name:	Xiangwei Fei
Title:	Director

[Signature Page to Amendment No. 1 to Business Combination Agreement]

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